Exhibit 10.2

FINANCIAL CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made effective as of May 27, 2008 between Robb Knie, maintaining an office at 6 Horizon Road, Suite 1903, Fort Lee, New Jersey (hereinafter the "Consultant") and FindItAll, Inc., maintaining an office at 41 Owatonna Street, Haworth, New Jersey 07641 (hereinafter the "Company").

R E C I T A L S:

A.           Consultant is engaged in and has considerable experience in website development.

B.           Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills and abilities, and background and knowledge to facilitate Company's investment strategy and business plan, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

C.           Consultant agrees to be engaged and retained by Company upon said terms and conditions.

NOW, THEREFORE, in consideration of the recitals, promises, and conditions set forth in this Agreement, the Company and the Consultant hereby agree as follows:

1.           Services.  The Company hereby retains Consultant to be a consultant to the Company and on a regular basis, to render such advice, consultation and information to the Board of Directors, officers or agents and employees of the Company regarding website development.  The Company hereby retains Consultant to perform these services for the Company.  Consultant will provide up to ten (10) hours per month to the Company.

2.           Term.  The term of this Agreement shall be for a period of thirty-six (36) months commencing the date of this Agreement, and is renewable for successive twelve (12) month terms by mutual agreement of the parties, unless terminated after the initial term pursuant to Section 9 herein.

3.           Compensation.  Company hereby agrees to compensate Consultant with the issuance to Consultant of 1,000,000 of the Company’s $.0001 par value Common Stock.  Compensation for successive terms shall be agreed upon by the parties.

4.           Expenses.  Within thirty (30) days, Company agrees to pay all reasonable business expenses authorized by Company and incurred by Consultant in furtherance of the business of Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultant of receipts.

5.           Relationship of Parties.  This Agreement shall not constitute an employer-employee relationship.  It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company.  Consultant shall not have authority to act as an agent of the Company except when such authority is specifically delegated to Consultant by the Company.  Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant.  All compensation paid to Consultant shall constitute earnings to Consultant from self-employment income.  Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

6.           Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries, and affiliates.

7.           Governing Law.  This Agreement is made and shall be governed and construed in accordance with the laws of the State of New York.

8.           Assignment.  Any attempt by either party to assign any rights, duties, or obligations which arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

9.           Termination.  This Agreement may be terminated after the initial term by either party upon written notice delivered at least thirty (30) days prior to the proposed termination date, however all amounts payable to the Consultant for periods prior to termination shall be prorated over the Term.

10.           Litigation Expenses.  If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which it may be entitled.

11.           Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when three business days after deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing above or one business day after transmission by telecopier to the number appearing above.  Either party may change its address by written notice made in accordance with this section.

IN WITNESS WHEREOF, the parties have executed this Financial Consulting Agreement as of the day and year first above written.

FINDITALL, INC.
("Company")

By: /s/ Corie Weisblum
Name: Corie Weisblum
Title: President

ROBB KNIE
("Consultant")

/s/ Robb Knie